PROSPECTUS Dated June 11, 2002                      Pricing Supplement No. 27 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-83616
Dated June 11, 2002                                       Dated January 23, 2003
                                                                  Rule 424(b)(3)


                                  $225,000,000
                                Morgan Stanley
                          MEDIUM-TERM NOTES, SERIES C
                                 Senior Notes

                            -----------------------

                         MPS(SM) due December 30, 2009
                  Linked to the Dow Jones Industrial Average(SM)

       Market Participation Securities with Minimum Return Protection(SM)
                                  ("MPS(SM)")

Unlike ordinary debt securities, the MPS do not pay interest. Instead, at maturity you will receive for each $10 principal amount of MPS, the index-linked payment amount, which is equal to $10 multiplied by the product of the quarterly performance amounts of the Dow Jones Industrial Average(SM), which we refer to as the DJIA(SM), over the term of the MPS, as described in this pricing supplement. In no event, however, will the payment at maturity be less than $11.47, which we refer to as the minimum payment amount. The minimum payment amount (114.70% of the issue price) represents a yield to maturity of 2% per annum on each $10 principal amount of MPS.

o    The principal amount and issue price of each MPS is $10.

o    We will not pay interest on the MPS.

o    The minimum payment amount for each MPS at maturity is $11.47.

o At maturity, you will receive for each MPS an index-linked payment amount equal to $10 multiplied by the product of the quarterly performance amounts of the DJIA for each of the 28 quarterly valuation periods during the term of the MPS. However, if the index-linked payment amount is less than the minimum payment amount of $11.47, you will receive the minimum payment amount for each MPS.

     o The quarterly performance amount in each quarterly valuation period is equal to (i) the closing value of the DJIA at the end of that quarterly valuation period divided by (ii) the closing value of the DJIA at the beginning of that quarterly valuation period, subject to a maximum quarterly performance amount of 1.10.

     o The maximum quarterly performance amount is equivalent to a return of the DJIA of 10% in that quarter. As a result of the maximum quarterly performance amount, the maximum amount payable at maturity for each MPS is $144.21.

o Investing in the MPS is not equivalent to investing in the DJIA or its component stocks.

o The MPS have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the MPS is "DMJ."

You should read the more detailed description of the MPS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of MPS."

The MPS involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-10.

                            -----------------------
                               PRICE $10 PER MPS
                            -----------------------

                               Price to          Agent's        Proceeds to
                                Public         Commissions        Company
                             ------------      -----------      ------------
Per MPS..................       $10.00            $.375            $9.625
Total....................    $225,000,000      $8,437,500       $216,562,500

If you purchase at least 100,000 MPS in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the price will be $9.80 per MPS (98% of the issue price). In that case, the Agent's commissions will be $.175 per MPS.


                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the MPS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The MPS are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the MPS is linked to the performance of the DJIA. These MPS combine features of debt and equity by offering at maturity repayment of the issue price, a minimum return and the opportunity to participate in the appreciation of the underlying DJIA as measured by the index-linked payment amount. Morgan Stanley has designed the MPS for investors who are willing to forego market floating interest payments on the MPS in exchange for the amount by which the index-linked payment amount or the minimum payment amount exceeds the par amount of the MPS.

     "Market Participation Securities with Minimum Return Protection" and "MPS" are our service marks. "Dow Jones(SM)," "Dow Jones Industrial Average(SM)" and "DJIA(SM)" are service marks of Dow Jones & Company, Inc. and have been licensed for use by Morgan Stanley.

Each MPS costs $10                 We, Morgan Stanley, are offering Market
                                   Participation Securities with Minimum Return
                                   Protection(SM) due December 30, 2009 Linked to the Dow Jones Industrial Average, which we refer to as the MPS(SM). The principal amount and issue price of each MPS is $10.

Payment at maturity                Unlike ordinary debt securities, the MPS do
linked to the DJIA                 not pay interest. Instead, at maturity, you
with minimum return                will receive for each $10 principal amount
protection                         of MPS, $10 multiplied by the product of the
                                   quarterly performance amounts of the DJIA over the term of the MPS, as described below. In any quarterly valuation period, the maximum quarterly performance amount is
                                   1.10 (corresponding to a 10% quarterly
                                   increase in the value of the DJIA). In no event, however, will the payment at maturity be less than $11.47, the minimum payment amount.

                                            114.70% Minimum Repayment

                                   The minimum payment amount of $11.47
                                   (114.70% of the issue price) represents a yield to maturity of 2% per annum on each $10 principal amount of MPS.

                                       Payment at Maturity Linked to the DJIA

                                   If the product of $10 multiplied by the
                                   product of the quarterly performance amounts of the DJIA over the term of the MPS, which we refer to as the index-linked payment amount, is greater than $11.47, you will receive the index-linked payment amount for each $10 principal amount of MPS.

How the maturity                   The payment at maturity of the MPS, which we
redemption amount                  refer to as the maturity redemption amount,
is determined                      will be determined by the calculation agent
                                   for the MPS as follows:

                                   o  First, determine the quarterly
                                      performance amount for each quarterly
                                      valuation period, which may be no greater than the maximum quarterly performance amount of 1.10.

                                   o  Second, determine the index-linked
                                      payment amount by multiplying $10 by the product of the quarterly performance amounts.

                                   o Last, if the index-linked payment amount is less than $11.47 (the minimum payment amount), you will receive the minimum payment amount for each MPS.

                                      If the index-linked payment amount is
                                      greater than the minimum payment amount, you will receive the index-linked payment amount for each MPS.

                                   To determine the quarterly performance
                                   amount in any quarterly valuation period, the calculation agent will divide the level of the DJIA on the last day of the quarterly valuation period by the level of the DJIA on the first day of the quarterly valuation period. However, in no event will the quarterly performance amount exceed 1.10 (or, measured in percentage terms, a 10% increase in the DJIA) in any quarterly valuation period, and as a consequence, you will not participate in any quarterly increase in the level of the DJIA to the extent that increase exceeds 10%.

                                   Each quarterly valuation period will begin on a period valuation date and end on the immediately subsequent period valuation date, except that the first quarterly valuation period will begin on January 23, 2003, the day we offered the MPS for initial sale to the public. The DJIA value for the first quarterly valuation date is 8,369.47, the closing value of the DJIA on January 23, 2003.

                                   The period valuation dates are the 30th of each March, June, September and December, beginning March 2003 through September 2009, and the final quarterly valuation date is December 28, 2009, in each case subject to adjustment as described in the section of this pricing supplement called "Description of MPS--Period Valuation Dates."

The index-linked                   Because your participation in quarterly
payment amount may be              increases in the value of the DJIA is
less than the simple price         limited by the maximum quarterly performance
return of the DJIA                 amount of 1.10, or 10% per quarter, the
                                   return on your investment in the MPS at
                                   maturity may be less than the return you would have received if you had invested $10 in an investment linked to the DJIA that measured the performance of the DJIA by comparing only the value of the DJIA at maturity with the value of the DJIA at the time we first offer the MPS for initial sale to the public, which we refer to as the simple index price return. The amount of the discrepancy, if any, between the index-linked payment amount and simple index price return will depend on how often and by how much any quarterly performance amounts exceed 1.10, or 10%, during the 28 quarterly valuation periods over the term of the MPS.

                                   Conversely, if the simple index price return over the term of the MPS is less than $11.47, the minimum payment amount of $11.47 per MPS will provide a higher return on your $10 investment than would an equal investment linked directly to the DJIA.

                                   Please review the examples beginning on
                                   PS-6, under "Hypothetical Payouts on the MPS," which explain in more detail how the index-linked payment amount is calculated and how the return on your investment in the MPS may be more or less than the simple index price return.

                                   You can review the historical values of the DJIA for each calendar quarter in the period from January 1, 1998 through January 23, 2003 in the section of this pricing supplement called "Description of MPS--Historical Information." You should also review the historical quarterly percent change for the DJIA as calculated for each calendar quarter in the period from January 1, 1950 through December 31, 2002 in Annex A to this pricing supplement. The payment of dividends on the stocks that underlie the DJIA is not reflected in the level of the DJIA and, therefore, has no effect on the calculation of the maturity redemption amount.

MS & Co. will be the               We have appointed our affiliate, Morgan
calculation agent                  Stanley & Co. Incorporated, which we refer
                                   to as MS & Co., to act as calculation agent for JPMorgan Chase Bank, the trustee for our senior notes. As calculation agent, MS & Co.
                                   will determine the index-linked payment
                                   amount and the quarterly performance
                                   amounts.

The MPS will be treated            The MPS will be treated as "contingent
as contingent payment              payment debt instruments" for U.S. federal
debt instruments for               income tax purposes, as described in the
U.S. federal income tax            section of this pricing supplement called
purposes                           "Description of MPS--United States Federal
                                   Income Taxation." Under this treatment, if you are a U.S. taxable investor, you will be subject to annual income tax based on the comparable yield of the MPS even though you will not receive any stated interest payments on the MPS. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of MPS--United States Federal Income
                                   Taxation" and the section called "United
                                   States Federal Taxation--Notes--Notes Linked to Commodity Prices, Single Securities,
                                   Baskets of Securities or Indices" in the accompanying prospectus supplement.

                                   You are urged to consult your own tax
                                   advisor regarding all aspects of the U.S.
                                   federal income tax consequences of investing in the MPS.

Where you can find                 The MPS are senior notes issued as part of
more information on                our Series C medium-term note program. You
the MPS                            can find a general description of our Series
                                   C medium-term note program in the
                                   accompanying prospectus supplement dated
                                   June 11, 2002. We describe the basic
                                   features of this type of note in the
                                   sections of the prospectus supplement called
                                   "Description of Notes--Floating Rate Notes" and "--Notes Linked to Commodity Prices,
                                   Single Securities, Baskets of Securities or
                                   Indices."

                                   Because this is a summary, it does not
                                   contain all the information that may be
                                   important to you. For a detailed description of the terms of the MPS, you should read the "Description of MPS" section in this pricing supplement. You should also read about some of the risks involved in investing in MPS in the section called "Risk Factors." The tax treatment of investments in index-linked notes such as MPS differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the MPS.

How to reach us                    You may contact your local Morgan Stanley
                                   branch office or our principal executive offices at 1585 Broadway, New York, New York
                                   10036 (telephone number (212) 761-4000).

                        HYPOTHETICAL PAYOUTS ON THE MPS

     The Index-linked Payment Amount is based on the closing value of the DJIA on the Period Valuation Dates for each Quarterly Valuation Period. Because the value of the DJIA may be subject to significant fluctuations over the term of the MPS, it is not possible to present a chart or table illustrating a complete range of possible payouts at maturity. The examples of the hypothetical payout calculations that follow are intended to illustrate the effect of general trends in the closing value of the DJIA on the amount payable to you at maturity. However, the DJIA may not appreciate or depreciate over the term of the MPS in accordance with any of the trends depicted by the hypothetical examples below, and the size and frequency of any fluctuations in the value of the DJIA over the term of the MPS, which we refer to as the volatility of the DJIA, may be significantly different than the volatility of the DJIA implied by any of the examples.

     The Index-linked Payment Amount for each of the examples below is calculated using the following formula:

     Index-linked Payment = $10 x (Product of the Quarterly Performance Amounts)
            Amount

            where,

                                         DJIA value at end of Quarterly
                                                 Valuation Period
     Quarterly Performance = lesser of -------------------------------- and 1.10
            Amount                     DJIA value at start of Quarterly
                                                 Valuation Period

     Beginning on PS-8, we have provided examples of the hypothetical payouts on the MPS. Below is a simplified example to illustrate how the Index-linked Payment Amount is calculated. For purposes of the following illustration, assume a hypothetical MPS with four Quarterly Valuation Periods and an index with an initial value of 100.

     If the index closing value at the end of each Quarterly Valuation Period is 103.36, 103.07, 114.77 and 103.21, respectively, the Quarterly Performance Amount for each of the Quarterly Valuation Periods would be as follows:

                         Index Value               Index Value                                            Quarterly
                    at start of Quarterly      at end of Quarterly                         Index         Performance
     Quarter          Valuation Period          Valuation Period                        Performance        Amount
   -----------      ---------------------      -------------------                      -----------      -----------
                                                                        103.36
   1st Quarter             100.00                    103.36             ------      =     1.03360          1.03360
                                                                        100.00

                                                                        103.07
   2nd Quarter             103.36                    103.07             ------      =     .99719           .99719
                                                                        103.36

                                                                        114.77
                                                                        ------                                         (lesser of
   3d Quarter              103.07                    114.77             103.07      =     1.11352           1.10       1.11352 and
                                                                                                                          1.10)

                                                                        103.21
   4th Quarter             114.77                    103.21             ------      =     .89928           .89928
                                                                        114.77

The Index-linked Payment Amount equals $10 times the product of the Quarterly Performance Amounts. Based on the Quarterly Performance Amounts in the above example, the Index-linked Payment Amount would be calculated as follows:

              $10 x (1.03360 x .99719 x 1.10 x .89928) = $10.19572

The Index-linked Payment Amount of $10.19572 represents an increase of 1.9572% above the issue price of the MPS. Because the Quarterly Performance Amount for the Quarterly Valuation Period ending in the third quarter was limited to 1.10, the return of the Index-linked Payment Amount as a percentage of the Issue Price is less than the simple return of the index. The simple return of the index, which we refer to as the Simple Index Price Return, would measure the overall performance of the index by dividing the closing value of the index at the end of the final Quarterly Valuation Period by the closing value of the index on the day we offer the MPS for initial sale to the public and would be calculated as follows:
                                    103.21
      Simple Index Price Return = ---------- x $10 = $10.321
                                    100.00

The Simple Index Price Return of $10.321 represents an increase of 3.2100% above a hypothetical $10 investment based on the Simple Index Price Return rather than the Index-linked Payment Amount.

                                   *   *   *

The examples beginning on PS-8 are based on 28 Quarterly Valuation Periods and the following hypothetical terms and assume a DJIA value equal to 100.00 at the start of the first Quarterly Valuation Period:

o    Issue Price per MPS: $10.00

o    Minimum Payment Amount: $11.47

o Maximum Quarterly Performance Amount: 1.10 (equivalent to a quarterly return of the DJIA of 10%).

     As you review the examples, please note that although the maximum Quarterly Performance Amount for any quarter is 1.10 (equivalent to a quarterly return of the DJIA of 10%), in measuring the index performance for the subsequent quarter we will use the actual value of the DJIA at the start of the Quarterly Valuation Period for that subsequent quarter rather than the index value that would have resulted from an increase of 10% in the level of the DJIA during the previous quarter. For example, in Example 2, the DJIA increases from 107 to 119 for the period beginning June 30, 2003 and ending September 30, 2003, resulting in a DJIA performance of 1.11215 (equivalent to an increase in the DJIA of 11.215% in that quarter) and a Quarterly Performance Amount of
1.10. Consequently, in the subsequent quarter the DJIA performance is measured using 119 as the starting value of the DJIA for that subsequent quarter rather than 117.70, the index value that would have resulted from an increase of 10% in the level of the DJIA during the previous quarter.

     Quarters which resulted in an increase in the level of the DJIA of 10% or greater are indicated in bold typeface below.

                                          ------------------------------------------------------
                                          Example 1
                                          Hypothetical Ending      DJIA         MPS Quarterly
   Period Start          Period End           Index Value       Performance   Performance Amount
January 23, 2003         March 30, 2003           103             1.03000          1.03000
March 30, 2003            June 30, 2003           105             1.01942          1.01942
June 30, 2003        September 30, 2003           114             1.08571          1.08571
September 30, 2003    December 30, 2003           110             0.96491          0.96491
December 30, 2003        March 30, 2004           118             1.07273          1.07273
March 30, 2004            June 30, 2004           126             1.06780          1.06780
June 30, 2004        September 30, 2004           123             0.97619          0.97619
September 30, 2004    December 30, 2004           128             1.04065          1.04065
December 30, 2004        March 30, 2005           134             1.04688          1.04688
March 30, 2005            June 30, 2005           133             0.99254          0.99254
June 30, 2005        September 30, 2005           135             1.01504          1.01504
September 30, 2005    December 30, 2005           143             1.05926          1.05926
December 30, 2005        March 30, 2006           135             0.94406          0.94406
March 30, 2006            June 30, 2006           142             1.05185          1.05185
June 30, 2006        September 30, 2006           150             1.05634          1.05634
September 30, 2006    December 30, 2006           154             1.02667          1.02667
December 30, 2006        March 30, 2007           166             1.07792          1.07792
March 30, 2007            June 30, 2007           161             0.96988          0.96988
June 30, 2007        September 30, 2007           170             1.05590          1.05590
September 30, 2007    December 30, 2007           177             1.04118          1.04118
December 30, 2007        March 30, 2008           173             0.97740          0.97740
March 30, 2008            June 30, 2008           184             1.06358          1.06358
June 30, 2008        September 30, 2008           192             1.04348          1.04348
September 30, 2008    December 30, 2008           195             1.01563          1.01563
December 30, 2008        March 30, 2009           200             1.02564          1.02564
March 30, 2009            June 30, 2009           201             1.00500          1.00500
June 30, 2009        September 30, 2009           206             1.02488          1.02488
September 30, 2009    December 28, 2009           209             1.01456          1.01456
                                          ------------------------------------------------------
                                                 Simple Index Price Return:         $20.90
                                               Index-linked Payment Amount:         $20.90
                                                    Minimum Payment Amount:         $11.47
                                                Maturity Redemption Amount:         $20.90
                                          ------------------------------------------------------

                                          ------------------------------------------------------
                                          Example 2
                                          Hypothetical Ending      DJIA         MPS Quarterly
   Period Start          Period End           Index Value       Performance   Performance Amount
January 23, 2003         March 30, 2003           104             1.04000          1.04000
March 30, 2003            June 30, 2003           107             1.02885          1.02885
June 30, 2003        September 30, 2003           119             1.11215          1.10000
September 30, 2003    December 30, 2003           108             0.90756          0.90756
December 30, 2003        March 30, 2004           118             1.09259          1.09259
March 30, 2004            June 30, 2004           126             1.06780          1.06780
June 30, 2004        September 30, 2004           124             0.98413          0.98413
September 30, 2004    December 30, 2004           130             1.04839          1.04839
December 30, 2004        March 30, 2005           125             0.96154          0.96154
March 30, 2005            June 30, 2005           131             1.04800          1.04800
June 30, 2005        September 30, 2005           136             1.03817          1.03817
September 30, 2005    December 30, 2005           161             1.18382          1.10000
December 30, 2005        March 30, 2006           136             0.84472          0.84472
March 30, 2006            June 30, 2006           130             0.95588          0.95588
June 30, 2006        September 30, 2006           142             1.09231          1.09231
September 30, 2006    December 30, 2006           156             1.09859          1.09859
December 30, 2006        March 30, 2007           175             1.12179          1.10000
March 30, 2007            June 30, 2007           157             0.89714          0.89714
June 30, 2007        September 30, 2007           165             1.05096          1.05096
September 30, 2007    December 30, 2007           180             1.09091          1.09091
December 30, 2007        March 30, 2008           175             0.97222          0.97222
March 30, 2008            June 30, 2008           181             1.03429          1.03429
June 30, 2008        September 30, 2008           189             1.04420          1.04420
September 30, 2008    December 30, 2008           195             1.03175          1.03175
December 30, 2008        March 30, 2009           200             1.02564          1.02564
March 30, 2009            June 30, 2009           205             1.02500          1.02500
June 30, 2009        September 30, 2009           208             1.01463          1.01463
September 30, 2009    December 28, 2009           209             1.00481          1.00481
                                          ------------------------------------------------------
                                                 Simple Index Price Return:         $20.90
                                               Index-linked Payment Amount:         $18.83
                                                    Minimum Payment Amount:         $11.47
                                                Maturity Redemption Amount:         $18.83
                                          ------------------------------------------------------

                                          ------------------------------------------------
                                          Example 3
                                          Hypothetical Ending      DJIA         MPS Quarterly
   Period Start          Period End           Index Value       Performance   Performance Amount
January 23, 2003         March 30, 2003           105             1.05000          1.05000
March 30, 2003            June 30, 2003           111             1.05714          1.05714
June 30, 2003        September 30, 2003           135             1.21622          1.10000
September 30, 2003    December 30, 2003           125             0.92593          0.92593
December 30, 2003        March 30, 2004           133             1.06400          1.06400
March 30, 2004            June 30, 2004           157             1.18045          1.10000
June 30, 2004        September 30, 2004           145             0.92357          0.92357
September 30, 2004    December 30, 2004           142             0.97931          0.97931
December 30, 2004        March 30, 2005           136             0.95775          0.95775
March 30, 2005            June 30, 2005           159             1.16912          1.10000
June 30, 2005        September 30, 2005           165             1.03774          1.03774
September 30, 2005    December 30, 2005           188             1.13939          1.10000
December 30, 2005        March 30, 2006           165             0.87766          0.87766
March 30, 2006            June 30, 2006           158             0.95758          0.95758
June 30, 2006        September 30, 2006           151             0.95570          0.95570
September 30, 2006    December 30, 2006           161             1.06623          1.06623
December 30, 2006        March 30, 2007           188             1.16770          1.10000
March 30, 2007            June 30, 2007           192             1.02128          1.02128
June 30, 2007        September 30, 2007           183             0.95313          0.95313
September 30, 2007    December 30, 2007           177             0.96721          0.96721
December 30, 2007        March 30, 2008           207             1.16949          1.10000
March 30, 2008            June 30, 2008           188             0.90821          0.90821
June 30, 2008        September 30, 2008           218             1.15957          1.10000
September 30, 2008    December 30, 2008           195             0.89450          0.89450
December 30, 2008        March 30, 2009           200             1.02564          1.02564
March 30, 2009            June 30, 2009           202             1.01000          1.01000
June 30, 2009        September 30, 2009           189             0.93564          0.93564
September 30, 2009    December 28, 2009           209             1.10582          1.10000
                                          ------------------------------------------------
                                                 Simple Index Price Return:         $20.90
                                               Index-linked Payment Amount:         $13.38
                                                    Minimum Payment Amount:         $11.47
                                                Maturity Redemption Amount:         $13.38
                                          ------------------------------------------------


     In Examples 1, 2 and 3, the value of the DJIA increases 109% over the term of the MPS and ends above the initial value of 100. However, each example produces a different Maturity Redemption Amount because the hypothetical performance of the DJIA over the term of the MPS is different in each example.

o In Example 1, the Quarterly Performance Amount never exceeds the 10% maximum Quarterly Performance Amount of 1.10, and consequently, the Index-linked Payment Amount of $20.90 equals the Simple Index Price Return of $20.90. The amount payable at maturity is the Index-linked Payment Amount of $20.90, representing a 109% increase above the issue price.

o In Example 2, the value of the DJIA increases more than 10% in the quarters ending September 30, 2003, December 30, 2005 and March 30, 2007, and the Quarterly Performance Amounts for each of those periods is limited to the maximum of 1.10. Any significant decrease in the value of the DJIA (see, for example, the quarters ending March 30, 2006 and June 30, 2007) is not subject to a corresponding limit. Consequently, the Index-linked Payment Amount of $18.83 is less than the Simple Index Price Return of $20.90. Therefore, although the DJIA increases 109% over the term of the MPS, the amount payable at maturity of the MPS is the Index-linked Payment Amount of $18.83, representing an 88.3% increase above the issue price.

o In Example 3, the value of the DJIA increases more than 10% in the quarters ending September 30, 2003, June 30, 2004, June 30, 2005, December 30, 2005, March 30, 2007, March 30, 2008, September 30, 2008 and December
     28, 2009, and the Quarterly Performance Amounts for each of those periods is limited to the maximum of 1.10. Any significant decrease in the value of the DJIA (see, for example, the quarters ending March 30, 2006 and December 30, 2008) is not subject to a corresponding limit. Consequently, the Index-linked Payment Amount of $13.38 is less than the Simple Index Price Return of $20.90. Therefore, although the DJIA increases 109% over the term of the MPS, the amount payable at maturity of the MPS is the Index-linked Payment Amount of $13.38, representing a 33.8% increase above the issue price.

                                          ------------------------------------------------------
                                          Example 4
                                          Hypothetical Ending      DJIA         MPS Quarterly
   Period Start          Period End           Index Value       Performance   Performance Amount
January 23, 2003         March 30, 2003           105             1.05000          1.05000
March 30, 2003            June 30, 2003           98              0.93333          0.93333
June 30, 2003        September 30, 2003           93              0.94898          0.94898
September 30, 2003    December 30, 2003           96              1.03226          1.03226
December 30, 2003        March 30, 2004           90              0.93750          0.93750
March 30, 2004            June 30, 2004           87              0.96667          0.96667
June 30, 2004        September 30, 2004           88              1.01149          1.01149
September 30, 2004    December 30, 2004           90              1.02273          1.02273
December 30, 2004        March 30, 2005           87              0.96667          0.96667
March 30, 2005            June 30, 2005           80              0.91954          0.91954
June 30, 2005        September 30, 2005           81              1.01250          1.01250
September 30, 2005    December 30, 2005           77              0.95062          0.95062
December 30, 2005        March 30, 2006           78              1.01299          1.01299
March 30, 2006            June 30, 2006           75              0.96154          0.96154
June 30, 2006        September 30, 2006           82              1.09333          1.09333
September 30, 2006    December 30, 2006           80              0.97561          0.97561
December 30, 2006        March 30, 2007           82              1.02500          1.02500
March 30, 2007            June 30, 2007           90              1.09756          1.09756
June 30, 2007        September 30, 2007           87              0.96667          0.96667
September 30, 2007    December 30, 2007           85              0.97701          0.97701
December 30, 2007        March 30, 2008           81              0.95294          0.95294
March 30, 2008            June 30, 2008           80              0.98765          0.98765
June 30, 2008        September 30, 2008           78              0.97500          0.97500
September 30, 2008    December 30, 2008           78              1.00000          1.00000
December 30, 2008        March 30, 2009           82              1.05128          1.05128
March 30, 2009            June 30, 2009           83              1.01220          1.01220
June 30, 2009        September 30, 2009           80              0.96386          0.96386
September 30, 2009    December 28, 2009           85              1.06250          1.06250
                                          ------------------------------------------------------
                                                 Simple Index Price Return:         $8.50
                                               Index-linked Payment Amount:         $8.50
                                                    Minimum Payment Amount:         $11.47
                                                Maturity Redemption Amount:         $11.47
                                          ------------------------------------------------------

                                          ------------------------------------------------------
                                          Example 5
                                          Hypothetical Ending      DJIA         MPS Quarterly
   Period Start          Period End           Index Value       Performance   Performance Amount
January 23, 2003         March 30, 2003           102             1.02000          1.02000
March 30, 2003            June 30, 2003           110             1.07843          1.07843
June 30, 2003        September 30, 2003           113             1.02727          1.02727
September 30, 2003    December 30, 2003           132             1.16814          1.10000
December 30, 2003        March 30, 2004           141             1.06818          1.06818
March 30, 2004            June 30, 2004           145             1.02837          1.02837
June 30, 2004        September 30, 2004           164             1.13103          1.10000
September 30, 2004    December 30, 2004           163             0.99390          0.99390
December 30, 2004        March 30, 2005           152             0.93252          0.93252
March 30, 2005            June 30, 2005           183             1.20395          1.10000
June 30, 2005        September 30, 2005           192             1.04918          1.04918
September 30, 2005    December 30, 2005           205             1.06771          1.06771
December 30, 2005        March 30, 2006           191             0.93171          0.93171
March 30, 2006            June 30, 2006           219             1.14660          1.10000
June 30, 2006        September 30, 2006           223             1.01826          1.01826
September 30, 2006    December 30, 2006           217             0.97309          0.97309
December 30, 2006        March 30, 2007           214             0.98618          0.98618
March 30, 2007            June 30, 2007           197             0.92056          0.92056
June 30, 2007        September 30, 2007           173             0.87817          0.87817
September 30, 2007    December 30, 2007           183             1.05780          1.05780
December 30, 2007        March 30, 2008           155             0.84699          0.84699
March 30, 2008            June 30, 2008           171             1.10323          1.10000
June 30, 2008        September 30, 2008           171             1.00000          1.00000
September 30, 2008    December 30, 2008           148             0.86550          0.86550
December 30, 2008        March 30, 2009           122             0.82432          0.82432
March 30, 2009            June 30, 2009           132             1.08197          1.08197
June 30, 2009        September 30, 2009           128             0.96970          0.96970
September 30, 2009    December 28, 2009           125             0.97656          0.97656
                                          ------------------------------------------------------
                                                 Simple Index Price Return:         $12.50
                                               Index-linked Payment Amount:         $10.01
                                                    Minimum Payment Amount:         $11.47
                                                Maturity Redemption Amount:         $11.47
                                          ------------------------------------------------------

     In Example 4, the value of the DJIA decreases over the term of the MPS and ends below the initial value of 100. The Quarterly Performance Amounts never exceed the 10% maximum Quarterly Performance Amount, and consequently, the Index-linked Payment Amount of $8.50 equals the Simple Index Price Return of $8.50. Although the DJIA decreases 15% over the term of the MPS, the amount payable at maturity of the MPS is the Minimum Payment Amount of $11.47, representing a 14.7% increase above the issue price.

                                     *   *   *

     In Example 5, the value of the DJIA increases over the term of the MPS and ends above the initial value of 100. The value of the DJIA increases more than 10% in the quarters ending December 30, 2003, September 30, 2004, June 30, 2005, June 30, 2006 and June 30, 2008, and the Quarterly Performance Amounts for each of those periods is limited to the maximum of 1.10. Any significant decrease in the value of the DJIA (see, for example, the quarters ending September 30, 2007, March 30, 2008, December 30, 2008 and March 30, 2009) is not subject to a corresponding limit. Consequently, the Index-linked Payment Amount of $10.01 is less than the Simple Index Price Return of $12.50. Therefore, although the DJIA increases 25% over the term of the MPS, the amount payable at maturity of the MPS is the Minimum Payment Amount of $11.47, representing a 14.7% increase above the issue price.

                                  RISK FACTORS

     The MPS are not secured debt and, unlike ordinary debt securities, the MPS do not pay interest. Investing in the MPS is not equivalent to investing directly in the DJIA. This section describes the most significant risks relating to the MPS. You should carefully consider whether the MPS are suited to your particular circumstances before you decide to purchase them.

MPS do not pay interest                 The terms of the MPS differ from those
like ordinary debt securities           of ordinary debt securities in that we
                                        will not pay interest on the MPS.
                                        Because the index-linked payment amount
                                        due at maturity may be no greater than
                                        the minimum payment amount of $11.47,
                                        representing an effective yield to
                                        maturity of 2% per annum on the issue
                                        price of each MPS, the return on your
                                        investment in the MPS may be less than
                                        the amount that would be paid on an
                                        ordinary debt security. The return of
                                        only the minimum payment amount at
                                        maturity will not compensate you for
                                        the effects of inflation and other
                                        factors relating to the value of money
                                        over time. We have designed the MPS for
                                        investors who are willing to forego
                                        market floating interest payments on
                                        the MPS in exchange for the amount by
                                        which the index-linked payment amount
                                        or the minimum payment amount exceeds
                                        the par amount of the MPS.

MPS may not                             There may be little or no secondary
be actively traded                      market for the MPS. Although the MPS
                                        have been approved for listing on the
                                        American Stock Exchange LLC, which we
                                        refer to as the AMEX, it is not
                                        possible to predict whether the MPS
                                        will trade in the secondary market.
                                        Even if there is a secondary market, it
                                        may not provide significant liquidity.
                                        MS & Co. currently intends to act as a
                                        market maker for the MPS, but it is not
                                        required to do so.

Market price of the MPS                 Several factors, many of which are
will be influenced by many              beyond our control, will influence the
unpredictable factors                   value of the MPS, including:

                                        o  the value of the DJIA at any time
                                           and on each of the specific period
                                           valuation dates

                                        o  the volatility (frequency and
                                           magnitude of changes in value) of
                                           the DJIA

                                        o  interest and yield rates in the
                                           market

                                        o  economic, financial, political and
                                           regulatory or judicial events that
                                           affect the securities underlying the
                                           DJIA or stock markets generally and
                                           that may affect the value of the
                                           DJIA on the specific period
                                           valuation dates

                                        o  the time remaining to the maturity
                                           of the MPS

                                        o  the dividend rate on the stocks
                                           underlying the DJIA

                                        o  our creditworthiness

                                        Some or all of these factors will
                                        influence the price that you will
                                        receive if you sell your MPS prior to
                                        maturity. For example, you may have to
                                        sell your MPS at a substantial discount
                                        from the principal amount if market
                                        interest rates rise or if at the time
                                        of sale the index-linked payment amount
                                        calculated to that date is less than or
                                        equal to $10, indicating that the
                                        magnitude of the decreases in the value
                                        of the DJIA during previous quarterly
                                        valuation periods is greater than the
                                        increases in the value of the DJIA
                                        during previous quarterly valuation
                                        periods. Because of the compounding
                                        effect of previous quarterly
                                        performance amounts and the limited
                                        appreciation potential resulting from
                                        the maximum quarterly performance
                                        amount, the effect of several of these
                                        factors on the market price of the MPS,
                                        including the value of the DJIA at the
                                        time of any such sale and the
                                        volatility of the DJIA, will decrease
                                        over the term of the MPS.

                                        You cannot predict the future
                                        performance and volatility of the DJIA
                                        based on its historical performance. We
                                        cannot guarantee that the quarterly
                                        performance of the DJIA will result in
                                        an index-linked payment amount in
                                        excess of the minimum payment amount.

Investing in the MPS is not             Because the index-linked payment amount
equivalent to investing in the          is based on the compounded quarterly
DJIA                                    return of the DJIA on 28 period
                                        valuation dates during the term of the
                                        MPS and your participation in quarterly
                                        increases is limited to 10%, it is
                                        possible for the return on your
                                        investment in the MPS (the effective
                                        yield to maturity) to be substantially
                                        less than the return of the DJIA over
                                        the term of the MPS. As demonstrated by
                                        Example 5 under "Hypothetical Payouts
                                        on the MPS" above, an investment in the
                                        MPS may not result in a gain in excess
                                        of the minimum payment amount even if
                                        the DJIA has appreciated more than
                                        14.7% over the term of the MPS.
                                        Additionally, because of the effect of
                                        the maximum quarterly performance
                                        amount as demonstrated by Examples 2
                                        and 3 under "Hypothetical Payouts on
                                        the MPS" above, an investment in the
                                        MPS may result in a return at maturity
                                        that is less than the simple index
                                        price return. The amount of the
                                        discrepancy, if any, between the
                                        index-linked payment amount and simple
                                        index price return will depend on how
                                        often and by how much any quarterly
                                        performance amount exceeds 1.10, or
                                        10%, during the 28 quarterly valuation
                                        periods over the term of the MPS.

                                        The maximum quarterly performance
                                        amount will operate to limit your
                                        participation in the increase in the
                                        value of the DJIA during any quarterly
                                        valuation period to a maximum of 10%,
                                        while your exposure to any decline in
                                        the value of the DJIA during any
                                        quarterly valuation period will not be
                                        limited. It is possible that increases
                                        in the value of the DJIA during some
                                        quarterly valuation periods will be
                                        offset by declines in the value of the
                                        DJIA during other quarterly valuation
                                        periods during the term of the MPS.
                                        However, because of the limits on your
                                        participation in quarterly increases in
                                        the value of the DJIA resulting from
                                        the 10% maximum quarterly performance
                                        amount, it is possible that increases
                                        in the value of the DJIA that would
                                        otherwise offset declines in the value
                                        of the DJIA will not in fact do so.
                                        Consequently, as demonstrated in
                                        Example 5 above, it is possible that
                                        the index-linked payment amount may be
                                        less than $11.47 even if the DJIA
                                        increases more than 14.7% over the term
                                        of the MPS. In that case, you would
                                        receive the minimum payment amount,
                                        which represents a return on your
                                        investment that is less than the simple
                                        index price return on the DJIA.

                                        You can review the historical values of
                                        the DJIA for each calendar quarter in
                                        the period from January 1, 1998 through
                                        January 23, 2003 in the section of this
                                        pricing supplement called "Description
                                        of MPS--Historical Information." You
                                        should also review the historical
                                        quarterly percent change for the DJIA
                                        as calculated for each calendar quarter
                                        in the period from January 1, 1950
                                        through December 31, 2002 in Annex A to
                                        this pricing supplement.

Adjustments to the                      Dow Jones Indexes, a part of Dow Jones,
DJIA could                              is responsible for calculating and
adversely affect the                    maintaining the DJIA. You should not
value of the MPS                        conclude that the inclusion of a stock
                                        in the DJIA is an investment
                                        recommendation by us of that stock. The
                                        editors of The Wall Street Journal,
                                        which is published by Dow Jones, can
                                        add, delete or substitute the stocks
                                        underlying the DJIA, and Dow Jones
                                        Indexes can make other methodological
                                        changes required by certain events
                                        relating to the underlying stocks, such
                                        as stock dividends, stock splits,
                                        spin-offs, rights offerings and
                                        extraordinary dividends, that could
                                        change the value of the DJIA. Dow Jones
                                        may discontinue or suspend calculation
                                        or dissemination of the DJIA. Any of
                                        these actions could adversely affect
                                        the value of the MPS.

                                        Dow Jones may discontinue or suspend
                                        calculation or publication of the DJIA
                                        at any time. In these circumstances, MS
                                        & Co., as the calculation agent, will
                                        have the sole discretion to substitute
                                        a successor index that is comparable to
                                        the discontinued DJIA. MS & Co. could
                                        have an economic interest that is
                                        different than that of investors in the
                                        MPS insofar as, for example, MS & Co.
                                        is not precluded from considering
                                        indices that are calculated and
                                        published by MS & Co. or any of its
                                        affiliates. If there is no appropriate
                                        successor index, at maturity the payout
                                        on the MPS will be an amount based on
                                        the closing prices of the stocks
                                        underlying the DJIA at the time of such
                                        discontinuance, without rebalancing or
                                        substitution, computed by the
                                        calculation agent in accordance with
                                        the formula for calculating the DJIA
                                        last in effect prior to discontinuance
                                        of the DJIA.

You have no                             As an investor in the MPS, you will not
shareholder rights                      have voting rights or rights to receive
                                        dividends or other distributions or any
                                        other rights with respect to the stocks
                                        that underlie the DJIA.

Adverse economic interests              As calculation agent, our affiliate MS
of the calculation agent                & Co. will calculate the index-linked
and its affiliates may affect           payment amount and the quarterly
determinations                          performance amounts. Determinations
                                        made by MS&Co., in its capacity as
                                        calculation agent, including with
                                        respect to the occurrence or
                                        non-occurrence of market disruption
                                        events and the selection of a successor
                                        index or calculation of the index value
                                        in the event of a discontinuance of the
                                        DJIA, may affect the equity-linked
                                        payment amount. See the sections of
                                        this pricing supplement called
                                        "Description of MPS--Market Disruption
                                        Event" and "--Discontinuance of the
                                        DJIA; Alteration of Method of
                                        Calculation."

Hedging and trading activity            We expect that MS & Co. and other
by the calculation agent and            affiliates will carry out hedging
its affiliates could potentially        activities related to the MPS (and
adversely affect the value of           possibly to other instruments linked to
the DJIA                                the DJIA or its component stocks),
                                        including trading in the stocks
                                        underlying the DJIA as well as in other
                                        instruments related to the DJIA. MS &
                                        Co. and some of our other subsidiaries
                                        also trade the stocks underlying the
                                        DJIA and other financial instruments
                                        related to the DJIA on a regular basis
                                        as part of their general broker- dealer
                                        businesses. Any of these hedging or
                                        trading activities could potentially
                                        affect the value of the DJIA and,
                                        accordingly, could affect the payout to
                                        you on the MPS.


The MPS will be treated                 You should also consider the tax
as contingent payment                   consequences of investing in the MPS.
debt instruments for                    The MPS will be treated as "contingent
U.S. federal income tax                 payment debt instruments" for U.S.
purposes                                federal income tax purposes, as
                                        described in the section of this
                                        pricing supplement called "Description
                                        of MPS--United States Federal Income
                                        Taxation." Under this treatment, if you
                                        are a U.S. taxable investor, you will
                                        be subject to annual income tax based
                                        on the comparable yield of the MPS even
                                        though you will not receive any stated
                                        interest payments on the MPS. In
                                        addition, any gain recognized by U.S.
                                        taxable investors on the sale or
                                        exchange, or at maturity, of the MPS
                                        generally will be treated as ordinary
                                        income. Please read carefully the
                                        section of this pricing supplement
                                        called "Description of MPS--United
                                        States Federal Income Taxation" and the
                                        section called "United States Federal
                                        Taxation--Notes--Notes Linked to
                                        Commodity Prices, Single Securities,
                                        Baskets of Securities or Indices" in
                                        the accompanying prospectus supplement.

                                        You are urged to consult your own tax
                                        advisor regarding all aspects of the
                                        U.S. federal income tax consequences of
                                        investing in the MPS.

                               DESCRIPTION OF MPS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "MPS" refers to each $10 principal amount of any of our MPS due December 30, 2009 Linked to the Dow Jones Industrial Average. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount......................  $225,000,000

Original Issue Date (Settlement Date).  January 28, 2003

Maturity Date.........................  December 30, 2009, subject to extension in the event of a Market Disruption
                                        Event on the final Period Valuation
                                        Date for calculating the Index-linked
                                        Payment Amount.

                                        If, due to a Market Disruption Event or
                                        otherwise, the final Period Valuation
                                        Date is postponed so that it falls less
                                        than two scheduled Trading Days prior
                                        to the scheduled Maturity Date, the
                                        Maturity Date will be the second
                                        scheduled Trading Day following that
                                        final Period Valuation Date as
                                        postponed. See "--Period Valuation
                                        Dates" below.

Specified Currency....................  U.S. dollars

CUSIP.................................  61744Y173

Minimum Denominations.................  $10

Issue Price...........................  $10 (100%)

Interest Rate.........................  None

Maturity Redemption Amount............  At maturity, you will receive for each
                                        MPS the Maturity Redemption Amount,
                                        equal to the greater of (i) the
                                        Index-linked Payment Amount and (ii)
                                        the Minimum Payment Amount.

                                        We shall, or shall cause the
                                        Calculation Agent to (i) provide
                                        written notice to the Trustee at its
                                        New York office, on which notice the
                                        Trustee may conclusively rely, and to
                                        the Depositary, which we refer to as
                                        DTC, of the Maturity Redemption Amount,
                                        on or prior to 10:30 a.m. on the
                                        Trading Day preceding the Maturity Date
                                        (but if such Trading Day is not a
                                        Business Day, prior to the close of
                                        business on the Business Day preceding
                                        the Maturity Date) and (ii) deliver the
                                        aggregate cash amount due with respect
                                        to the MPS to the Trustee for delivery
                                        to DTC, as holder of the MPS on the
                                        Maturity Date. We expect that such
                                        amount of cash will be distributed to
                                        investors on the Maturity Date in
                                        accordance with the standard rules and
                                        procedures of DTC and its direct and
                                        indirect participants. See
                                        "--Discontinuance of the DJIA;
                                        Alteration of Method of Calculation"
                                        below, and see "Series C Notes and
                                        Series C Units Offered on a Global
                                        Basis--Book- Entry, Delivery and Form"
                                        in the accompanying prospectus
                                        supplement.

Minimum Payment Amount................  $11.47

Index-linked Payment Amount...........  The Index-linked Payment Amount is equal to (i) $10 times (ii) the product
                                        of the Quarterly Performance Amounts
                                        for each Quarterly Valuation Period
                                        over the term of the MPS.

Quarterly Performance Amount..........  With respect to any Quarterly Valuation
                                        Period, the Quarterly Performance
                                        Amount will be equal to the lesser of
                                        (i) 1.10 and (ii) a fraction, the
                                        numerator of which will be the Index
                                        Value on the Period Valuation Date at
                                        the end of such Quarterly Valuation
                                        Period and the denominator of which
                                        will be the Index Value on the Period
                                        Valuation Date at the beginning of such
                                        Quarterly Valuation Period, provided
                                        that for the first Quarterly Valuation
                                        Period, the denominator will be
                                        8,369.47, the Index Value on January
                                        23, 2003, the day we offered the MPS
                                        for initial sale to the public.

Quarterly Valuation Periods...........  Each period from and including a Period
                                        Valuation Date to and including the
                                        immediately subsequent Period Valuation
                                        Date; provided that the first Quarterly
                                        Valuation Period will begin on January
                                        23, 2003. The first Quarterly Valuation
                                        Period will be shorter than one
                                        calendar quarter.

Period Valuation Dates................  The Period Valuation Dates will be (i)
                                        the 30th of each March, June, September
                                        and December, beginning March 2003 to
                                        and including September 2009, and (ii)
                                        December 28, 2009, in each such case
                                        subject to adjustment if such date is
                                        not a Trading Day or if a Market
                                        Disruption Event occurs on such date as
                                        described in the two following
                                        paragraphs.

                                        If any scheduled Period Valuation Date
                                        occurring from and including March 2003
                                        to and including September 2009 is not
                                        a Trading Day or if a Market Disruption
                                        Event occurs on any such date, such
                                        Period Valuation Date will be the
                                        immediately succeeding Trading Day
                                        during which no Market Disruption Event
                                        shall have occurred; provided that if a
                                        Market Disruption Event occurs on any
                                        of the scheduled Period Valuation Dates
                                        occurring from and including March 2003
                                        to and including September 2009 and on
                                        each of the five Trading Days
                                        immediately succeeding that scheduled
                                        Period Valuation Date, then (i) such
                                        fifth succeeding Trading Day will be
                                        deemed to be the relevant Period
                                        Valuation Date, notwithstanding the
                                        occurrence of a Market Disruption Event
                                        on such day, and (ii) with respect to
                                        any such fifth Trading Day on which a
                                        Market Disruption Event occurs, the
                                        Calculation Agent will determine the
                                        value of the DJIA on such fifth Trading
                                        Day in accordance with the formula for
                                        calculating the value of the DJIA last
                                        in effect prior to the commencement of
                                        the Market Disruption Event, using the
                                        closing price (or, if trading in the
                                        relevant securities has been materially
                                        suspended or materially limited, its
                                        good faith estimate of the closing
                                        price that would have prevailed but for
                                        such suspension or limitation) on such
                                        Trading Day of each security most
                                        recently comprising the DJIA.

                                        If December 28, 2009 (the final Period
                                        Valuation Date) is not a Trading Day or
                                        if there is a Market Disruption Event
                                        on such day, the final Period Valuation
                                        Date will be the immediately succeeding

                                        Trading Day during which no Market
                                        Disruption Event shall have occurred.

Index Value...........................  The Index Value on any Trading Day will equal the closing value of the DJIA or
                                        any Successor Index (as defined under
                                        "--Discontinuance of the DJIA;
                                        Alteration of Method of Calculation"
                                        below) published at the regular
                                        official weekday close of trading on
                                        that Trading Day. In certain
                                        circumstances, the Index Value will be
                                        based on the alternate calculation of
                                        the DJIA described under
                                        "--Discontinuance of the DJIA;
                                        Alteration of Method of Calculation."

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the NYSE, the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note..  Book Entry. The MPS will be issued in the form of one or more fully
                                        registered global securities which will
                                        be deposited with, or on behalf of, DTC
                                        and will be registered in the name of a
                                        nominee of DTC. DTC will be the only
                                        registered holder of the MPS. Your
                                        beneficial interest in the MPS will be
                                        evidenced solely by entries on the
                                        books of the securities intermediary
                                        acting on your behalf as a direct or
                                        indirect participant in DTC. For more
                                        information regarding book entry notes,
                                        please read "Series C Notes and Series
                                        C Units Offered on a Global
                                        Basis--Book-Entry, Delivery and Form"
                                        in the accompanying prospectus
                                        supplement and "Form of
                                        Securities--Global
                                        Securities--Registered Global
                                        Securities" in the accompanying
                                        prospectus.

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................  Morgan Stanley & Co. Incorporated and
                                        its successors ("MS & Co.")

Market Disruption Event...............  "Market Disruption Event" means, with respect to the DJIA, the occurrence or
                                        existence of a suspension, absence or
                                        material limitation of trading of
                                        stocks then constituting 20% or more of
                                        the level of the DJIA (or the Successor
                                        Index) on the Relevant Exchanges for
                                        such securities for the same period of
                                        trading longer than two hours or during
                                        the one-half hour period preceding the
                                        close of the principal trading session
                                        on such Relevant Exchange; or a
                                        breakdown or failure in the price and
                                        trade reporting systems of any Relevant
                                        Exchange as a result of which the
                                        reported trading prices for stocks then
                                        constituting 20% or more of the level
                                        of the DJIA (or the Successor Index)
                                        during the last one-half hour preceding
                                        the close of the principal trading
                                        session on such Relevant Exchange are
                                        materially inaccurate; or the
                                        suspension, material limitation or
                                        absence of trading on any major U.S.
                                        securities market for trading in
                                        futures or options contracts or
                                        exchange traded funds related to the
                                        DJIA (or the Successor Index)
                                        for more than two hours of trading or
                                        during the one-half hour period
                                        preceding the close of the principal
                                        trading session on such market, in each
                                        case as determined by the Calculation
                                        Agent in its sole discretion.

                                        For the purpose of determining whether
                                        a Market Disruption Event exists at any
                                        time, if trading in a security included
                                        in the DJIA is materially suspended or
                                        materially limited at that time, then
                                        the relevant percentage contribution of
                                        that security to the level of the DJIA
                                        shall be based on a comparison of (x)
                                        the portion of the level of the DJIA
                                        attributable to that security relative
                                        to (y) the overall level of the DJIA,
                                        in each case immediately before that
                                        suspension or limitation.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant exchange
                                        or market, (2) a decision to
                                        permanently discontinue trading in the
                                        relevant futures or options contract or
                                        exchange traded fund will not
                                        constitute a Market Disruption Event,
                                        (3) limitations pursuant to the rules
                                        of any Relevant Exchange similar to
                                        NYSE Rule 80A (or any applicable rule
                                        or regulation enacted or promulgated by
                                        any other self-regulatory organization
                                        or any government agency of scope
                                        similar to NYSE Rule 80A as determined
                                        by the Calculation Agent) on trading
                                        during significant market fluctuations
                                        will constitute a suspension, absence
                                        or material limitation of trading, (4)
                                        a suspension of trading in futures or
                                        options contracts on the DJIA by the
                                        primary securities market trading in
                                        such contracts by reason of (a) a price
                                        change exceeding limits set by such
                                        exchange or market, (b) an imbalance of
                                        orders relating to such contracts or
                                        (c) a disparity in bid and ask quotes
                                        relating to such contracts will
                                        constitute a suspension, absence or
                                        material limitation of trading in
                                        futures or options contracts related to
                                        the DJIA and (5) a "suspension, absence
                                        or material limitation of trading" on
                                        any Relevant Exchange or on the primary
                                        market on which futures or options
                                        contracts related to the DJIA are
                                        traded will not include any time when
                                        such market is itself closed for
                                        trading under ordinary circumstances.

Relevant Exchange.....................  "Relevant Exchange" means the primary
                                        U.S. organized exchange or market of
                                        trading for any security then included
                                        in the DJIA or any Successor Index.

Alternate Exchange Calculation
in Case of an Event of Default .......  In case an event of default with respect to the MPS shall have occurred
                                        and be continuing, the amount declared
                                        due and payable for each MPS upon any
                                        acceleration of the MPS will be equal
                                        to the Maturity Redemption Amount
                                        determined as though the Index Value
                                        for any Period Valuation Date scheduled
                                        to occur on or after such date of
                                        acceleration were the Index Value on
                                        the date of acceleration. Therefore,
                                        the Quarterly Performance Amount for
                                        the then current Quarterly Valuation
                                        Period would be equal to the Index
                                        Value on the date of acceleration
                                        divided by the Index Value
                                        on the Period Valuation Date at the
                                        beginning of such Quarterly Valuation
                                        Period, and the Quarterly Performance
                                        Amount for each remaining Quarterly
                                        Valuation Period would be equal to 1.

                                        If the maturity of the MPS is
                                        accelerated because of an event of
                                        default as described above, we shall,
                                        or shall cause the Calculation Agent
                                        to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to DTC of the
                                        Maturity Redemption Amount and the
                                        aggregate cash amount due with respect
                                        to the MPS as promptly as possible and
                                        in no event later than two Business
                                        Days after the date of acceleration.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Index-linked Payment Amount and the
                                        Quarterly Performance Amount will be
                                        rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to
                                        determination of the amount of cash
                                        payable per MPS will be rounded to the
                                        nearest ten-thousandth, with five one
                                        hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded up to
                                        .7655); and all dollar amounts paid on
                                        the aggregate number of MPS will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an investor in the MPS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in
                                        determining any Index Value, the
                                        Index-linked Payment Amount, the
                                        Quarterly Performance Amount or whether
                                        a Market Disruption Event has occurred.
                                        See "--Discontinuance of the DJIA;
                                        Alteration of Method of Calculation"
                                        and "--Market Disruption Event" below.
                                        MS & Co. is obligated to carry out its
                                        duties and functions as Calculation
                                        Agent in good faith and using its
                                        reasonable judgment.

The DJIA..............................  We have derived all information contained in this pricing supplement
                                        regarding the DJIA, including, without
                                        limitation, its make-up, method of
                                        calculation and changes in its
                                        components, from publicly available
                                        information. Such information reflects
                                        the policies of, and is subject to
                                        change by, Dow Jones. The DJIA is
                                        calculated and maintained by Dow Jones
                                        Indexes and published by Dow Jones. We
                                        make no representation or warranty as
                                        to the accuracy or completeness of such
                                        information.

                                        The DJIA is a price-weighted index
                                        comprised of 30 common stocks selected
                                        at the discretion of the editors of The
                                        Wall Street Journal (the "WSJ"), which
                                        is published by Dow Jones, as
                                        representative of the broad market of
                                        U.S. industry. There are no
                                        pre-determined criteria for selection
                                        of a component stock except that
                                        component companies represented by the
                                        DJIA should be established U.S.
                                        companies that are leaders in their
                                        industries. The DJIA serves as a
                                        measure of the entire U.S. market such
                                        as financial services, technology,
                                        retail, entertainment and consumer
                                        goods and is not limited to
                                        traditionally defined industrial
                                        stocks.

                                        Changes in the composition of the DJIA
                                        are made entirely by the editors of the
                                        WSJ without consultation with the
                                        component companies represented in the
                                        DJIA, any stock exchange, any official
                                        agency or us. In order to maintain
                                        continuity, changes to the component
                                        stocks included in the DJIA tend to be
                                        made infrequently and generally occur
                                        only after corporate acquisitions or
                                        other dramatic shifts in a component
                                        company's core business. When one
                                        component stock is replaced, the entire
                                        index is reviewed. As a result,
                                        multiple component changes are often
                                        implemented simultaneously. The
                                        component stocks of the DJIA may be
                                        changed at any time for any reason.

                                        The DJIA is price weighted rather than
                                        market capitalization weighted.
                                        Therefore, the component stock
                                        weightings are affected only by changes
                                        in the stocks' prices, in contrast with
                                        the weightings of other indices that
                                        are affected by both price changes and
                                        changes in the number of shares
                                        outstanding. The value of the DJIA is
                                        the sum of the primary exchange prices
                                        of each of the 30 common stocks
                                        included in the DJIA, divided by a
                                        divisor. The divisor is changed in
                                        accordance with a mathematical formula
                                        to adjust for stock dividends, splits,
                                        spin-offs and other corporate actions
                                        such as rights offerings and
                                        extraordinary dividends. Normal cash
                                        dividends are not taken into account in
                                        the calculation of the DJIA. The
                                        current divisor of the DJIA is
                                        published daily in the WSJ and other
                                        publications. While this methodology
                                        reflects current practice in
                                        calculating the DJIA, no assurance can
                                        be given that Dow Jones will not modify
                                        or change this methodology in a manner
                                        that may affect the maturity redemption
                                        amount.

                                        The formula used to calculate divisor
                                        adjustments is:

                                                                         Adjusted Sum of Prices
                                        New Divisor = Current Divisor x ------------------------
                                                                        Unadjusted Sum of Prices

                                        Each component company of the DJIA as
                                        of January 7, 2003 and its
                                        corresponding stock ticker symbol is
                                        set forth in the following table.
                                        Twenty-eight of the DJIA component
                                        companies are traded on the NYSE, and
                                        Intel Corporation and Microsoft
                                        Corporation are traded on the Nasdaq
                                        National Market.

                                                       Issuer of Component Stock         Symbol
                                        -----------------------------------------------  ------
                                        Alcoa Inc......................................  AA
                                        American Express Company.......................  AXP
                                        AT&T Corp......................................  T
                                        The Boeing Company.............................  BA
                                        Caterpillar Inc................................  CAT
                                        Citigroup Inc..................................  C


                                     PS-18


                                                       Issuer of Component Stock         Symbol
                                        -----------------------------------------------  ------
                                        The Coca-Cola Company..........................  KO
                                        E.I. du Pont de Nemours and Company............  DD
                                        Eastman Kodak Company..........................  EK
                                        Exxon Mobil Corporation........................  XOM
                                        General Electric Company.......................  GE
                                        General Motors Corporation.....................  GM
                                        Hewlett-Packard Company........................  HPQ
                                        The Home Depot, Inc............................  HD
                                        Honeywell International Inc....................  HON
                                        Intel Corporation..............................  INTC
                                        International Business Machines Corporation....  IBM
                                        International Paper Company....................  IP
                                        J.P. Morgan Chase & Co.........................  JPM
                                        Johnson & Johnson..............................  JNJ
                                        McDonald's Corporation.........................  MCD
                                        Merck & Co., Inc...............................  MRK
                                        Microsoft Corporation..........................  MSFT
                                        3M Company.....................................  MMM
                                        Philip Morris Companies Inc....................  MO
                                        The Procter & Gamble Company...................  PG
                                        SBC Communications Inc.........................  SBC
                                        United Technologies Corporation................  UTX
                                        Wal-Mart Stores, Inc...........................  WMT
                                        The Walt Disney Company........................  DIS

                                        In this pricing supplement, unless the
                                        context requires otherwise, references
                                        to the DJIA will include any Successor
                                        Index.

Discontinuance of the DJIA;
  Alteration of Method of Calculation.  If Dow Jones discontinues publication of the DJIA and Dow Jones or another
                                        entity publishes a successor or
                                        substitute index that MS & Co., as the
                                        Calculation Agent, determines, in its
                                        sole discretion, to be comparable to
                                        the discontinued DJIA (such index being
                                        referred to herein as a "Successor
                                        Index"), then any subsequent Index
                                        Value will be determined by reference
                                        to the value of such Successor Index at
                                        the regular official weekday close of
                                        the principal trading session of the
                                        NYSE, the AMEX, the Nasdaq National
                                        Market or the relevant exchange or
                                        market for the Successor Index on the
                                        date that any Index Value is to be
                                        determined.

                                        Upon any selection by the Calculation
                                        Agent of a Successor Index, the
                                        Calculation Agent will cause written
                                        notice thereof to be furnished to the
                                        Trustee, to Morgan Stanley and to DTC,
                                        as holder of the MPS, within three
                                        Trading Days of such selection. We
                                        expect that such notice will be passed
                                        on to you, as a beneficial owner of the
                                        MPS, in accordance with the standard
                                        rules and procedures of DTC and its
                                        direct and indirect participants.

                                        If Dow Jones discontinues publication
                                        of the DJIA prior to, and such
                                        discontinuance is continuing on, any
                                        Period Valuation Date and MS & Co., as
                                        the Calculation Agent, determines, in
                                        its sole discretion, that no Successor
                                        Index is available at such time, then
                                        the Calculation Agent will determine
                                        the Index Value for such
                                        date. The Index Value will be computed
                                        by the Calculation Agent in accordance
                                        with the formula for calculating the
                                        DJIA last in effect prior to such
                                        discontinuance, using the closing price
                                        (or, if trading in the relevant
                                        securities has been materially
                                        suspended or materially limited, its
                                        good faith estimate of the closing
                                        price that would have prevailed but for
                                        such suspension or limitation) at the
                                        close of the principal trading session
                                        of the Relevant Exchange on such date
                                        of each security most recently
                                        comprising the DJIA without any
                                        rebalancing or substitution of such
                                        securities following such
                                        discontinuance. Notwithstanding these
                                        alternative arrangements,
                                        discontinuance of the publication of
                                        the DJIA may adversely affect the value
                                        of the MPS.

                                        If at any time the method of
                                        calculating the DJIA or a Successor
                                        Index, or the value thereof, is changed
                                        in a material respect, or if the DJIA
                                        or a Successor Index is in any other
                                        way modified so that such index does
                                        not, in the opinion of MS & Co., as the
                                        Calculation Agent, fairly represent the
                                        value of the DJIA or such Successor
                                        Index had such changes or modifications
                                        not been made, then, from and after
                                        such time, the Calculation Agent will,
                                        at the close of business in New York
                                        City on each date on which the Index
                                        Value is to be determined, make such
                                        calculations and adjustments as, in the
                                        good faith judgment of the Calculation
                                        Agent, may be necessary in order to
                                        arrive at a value of a stock index
                                        comparable to the DJIA or such
                                        Successor Index, as the case may be, as
                                        if such changes or modifications had
                                        not been made, and the Calculation
                                        Agent will calculate the Index Value
                                        and the Index-linked Payment Amount
                                        with reference to the DJIA or such
                                        Successor Index, as adjusted.
                                        Accordingly, if the method of
                                        calculating the DJIA or a Successor
                                        Index is modified so that the value of
                                        such index is a fraction of what it
                                        would have been if it had not been
                                        modified (e.g., due to a split in the
                                        index), then the Calculation Agent will
                                        adjust such index in order to arrive at
                                        a value of the DJIA or such Successor
                                        Index as if it had not been modified
                                        (e.g., as if such split had not
                                        occurred).

Historical Information................  The following table sets forth the high and low Index Values, as well as
                                        end-of-quarter Index Values, of the
                                        DJIA for each quarter in the period
                                        from January 1, 1998 through January
                                        23, 2003. The Index Value on January
                                        23, 2003 was 8,369.47. We obtained the
                                        information in the table below from
                                        Bloomberg Financial Markets, and we
                                        believe such information to be
                                        accurate.

                                        The historical values of the DJIA
                                        should not be taken as an indication of
                                        future performance or future
                                        volatility, and no assurance can be
                                        given as to the level of the DJIA on
                                        any Period Valuation Date. We cannot
                                        give you any assurance that the
                                        performance of the DJIA will result in
                                        an Index-linked Payment Amount in
                                        excess of $11.47.

                                                                 High          Low        Period End
                                                              ---------     ---------     ----------
                                        1998:
                                          First Quarter ...    8,906.43      7,580.42      8,799.81
                                          Second Quarter ..    9,211.84      8,627.93      8,952.02
                                          Third Quarter ...    9,337.97      7,539.07      7,842.62
                                          Fourth Quarter ..    9,374.27      7,632.53      9,181.43


                                     PS-20


                                                                 High          Low        Period End
                                                              ---------     ---------     ----------
                                        1999:
                                          First Quarter ...   10,006.78      9,120.67      9,786.16
                                          Second Quarter ..   11,107.19      9,832.51     10,970.80
                                          Third Quarter ...   11,326.04     10,213.48     10,337.00
                                          Fourth Quarter ..   11,497.12     10,019.71     11,497.12
                                        2000:
                                          First Quarter ...   11,722.98      9,796.03     10,921.90
                                          Second Quarter ..   11,287.08     10,299.24     10,447.90
                                          Third Quarter ...   11,310.64     10,481.47     10,650.90
                                          Fourth Quarter ..   10,977.21      9,975.02     10,786.80
                                        2001:
                                          First Quarter ...   10,983.63      9,389.48      9,878.78
                                          Second Quarter ..   11,337.92      9,485.71     10,502.40
                                          Third Quarter ...   10,610.00      8,235.81      8,847.56
                                          Fourth Quarter ..   10,136.99      8,836.83     10,021.50
                                        2002:
                                          First Quarter ...   10,635.25      9,618.24     10,403.90
                                          Second Quarter ..   10,381.73      9,120.11      9,243.26
                                          Third Quarter ...    9,379.50      7,591.93      7,591.93
                                          Fourth Quarter ..    8,931.68      7,286.27      8,341.63
                                        2003:
                                          First Quarter
                                          (through
                                          January 23, 2003)    8,842.62      8,318.73      8,369.47

                                        You should also review the historical
                                        quarterly performance of the DJIA for
                                        each calendar quarter in the period
                                        from January 1, 1950 through December
                                        31, 2002 in Annex A to this pricing
                                        supplement.

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the MPS will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the MPS. See also
                                        "Use of Proceeds" in the accompanying
                                        prospectus.

                                        On the date of this pricing supplement,
                                        we, through our subsidiaries or others,
                                        hedged our anticipated exposure in
                                        connection with the MPS by taking
                                        positions in exchange traded funds on
                                        the DJIA. Purchase activity could
                                        potentially have increased the value of
                                        the DJIA, and therefore effectively
                                        have increased the level of the DJIA
                                        that must prevail on the Period
                                        Valuation Dates in order for you to
                                        receive at maturity a payment per MPS
                                        that exceeds the Minimum Payment
                                        Amount. Through our subsidiaries, we
                                        are likely to modify our hedge position
                                        throughout the life of the MPS,
                                        including on the Period Valuation
                                        Dates, by purchasing and selling the
                                        stocks underlying the DJIA, futures or
                                        options contracts or exchange traded
                                        funds on the DJIA or its component
                                        stocks listed on major securities
                                        markets or positions in any other
                                        available securities or instruments
                                        that we may wish to use in connection
                                        with such hedging activities, including
                                        by selling all or part of our hedge
                                        position on one or more Period
                                        Valuation Dates. Although we have no
                                        reason to believe that our hedging
                                        activity has had, or will in the future
                                        have, a material impact on the value of
                                        the DJIA, we cannot give any
                                        assurance that we will not affect such
                                        value as a result of our hedging
                                        activities.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of MPS
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the MPS directly to
                                        the public at the public offering price
                                        set forth on the cover page of this
                                        pricing supplement; provided that the
                                        price will be $9.80 per MPS for
                                        purchasers of 100,000 or more MPS in
                                        any single transaction, subject to the
                                        holding period requirements described
                                        below. The Agent may allow a concession
                                        not in excess of 3.75% of the principal
                                        amount of the MPS to other dealers. We
                                        expect to deliver the MPS against
                                        payment therefor in New York, New York
                                        on January 28, 2003. After the initial
                                        offering, the Agent may vary the
                                        offering price and other selling terms
                                        from time to time.

                                        Where an investor purchases 100,000 or
                                        more MPS in a single transaction at the
                                        reduced price, approximately 98% of the
                                        MPS purchased by the investor (the
                                        "Delivered MPS") will be delivered on
                                        the Settlement Date. The balance of
                                        approximately 2% of the MPS (the
                                        "Escrowed MPS") purchased by the
                                        investor will be held in escrow at MS &
                                        Co. for the benefit of the investor and
                                        delivered to such investor if the
                                        investor and any accounts in which the
                                        investor may have deposited any of its
                                        Delivered MPS have held all of the
                                        Delivered MPS for 30 calendar days
                                        following the Original Issue Date or
                                        any shorter period deemed appropriate
                                        by the Agent. If an investor or any
                                        account in which the investor has
                                        deposited any of its Delivered MPS
                                        fails to satisfy the holding period
                                        requirement, as determined by the
                                        Agent, all of the investor's Escrowed
                                        MPS will be forfeited by the investor
                                        and not delivered to it. The Escrowed
                                        MPS will instead be delivered to the
                                        Agent for sale to investors. This
                                        forfeiture will have the effect of
                                        increasing the purchase price per MPS
                                        for such investors to 100% of the
                                        principal amount of the MPS. Should
                                        investors who are subject to the
                                        holding period requirement sell their
                                        MPS once the holding period is no
                                        longer applicable, the market price of
                                        the MPS may be adversely affected. See
                                        also "Plan of Distribution" in the
                                        accompanying prospectus supplement.

                                        In order to facilitate the offering of
                                        the MPS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        MPS. Specifically, the Agent may sell
                                        more MPS than it is obligated to
                                        purchase in connection with the
                                        offering, creating a naked short
                                        position in the MPS for its own
                                        account. The Agent must close out any
                                        naked short position by purchasing the
                                        MPS in the open market. A naked short
                                        position is more likely to be created
                                        if the Agent is concerned that there
                                        may be downward pressure on the price
                                        of the MPS in the open market after
                                        pricing that could adversely affect
                                        investors who purchase in the offering.
                                        As an additional means of facilitating
                                        the offering,
                                        the Agent may bid for, and purchase,
                                        MPS in the open market to stabilize the
                                        price of the MPS. Any of these
                                        activities may raise or maintain the
                                        market price of the MPS above
                                        independent market levels or prevent or
                                        retard a decline in the market price of
                                        the MPS. The Agent is not required to
                                        engage in these activities, and may end
                                        any of these activities at any time.
                                        See "--Use of Proceeds and Hedging"
                                        above.

License Agreement between Dow Jones
and Morgan Stanley....................  Dow Jones and Morgan Stanley have entered into a non-exclusive license
                                        agreement providing for the license to
                                        Morgan Stanley, and certain of its
                                        affiliated or subsidiary companies, in
                                        exchange for a fee, of the right to use
                                        the DJIA, which is owned and published
                                        by Dow Jones, in connection with
                                        securities, including the MPS.

                                        The license agreement between Dow Jones
                                        and Morgan Stanley provides that the
                                        following language must be set forth in
                                        this pricing supplement:

                                        The MPS are not sponsored, endorsed,
                                        sold or promoted by Dow Jones. Dow
                                        Jones makes no representation or
                                        warranty, express or implied, to the
                                        owners of the MPS or any member of the
                                        public regarding the advisability of
                                        investing in securities generally or in
                                        the MPS particularly. Dow Jones' only
                                        relationship to Morgan Stanley is the
                                        licensing of certain trademarks, trade
                                        names and service marks of Dow Jones
                                        and of the Dow Jones Industrial
                                        Average(SM) which is determined,
                                        composed and calculated by Dow Jones
                                        without regard to Morgan Stanley or the
                                        MPS. Dow Jones has no obligation to
                                        take the needs of Morgan Stanley or the
                                        owners of the MPS into consideration in
                                        determining, composing or calculating
                                        the Dow Jones Industrial Average(SM).
                                        Dow Jones is not responsible for and
                                        has not participated in the
                                        determination of the timing of, prices
                                        at, or quantities of the MPS to be
                                        issued or in the determination or
                                        calculation of the equation by which
                                        the MPS are to be converted into cash.
                                        Dow Jones has no obligation or
                                        liability in connection with the
                                        administration, marketing or trading of
                                        the MPS.

                                        DOW JONES DOES NOT GUARANTEE THE
                                        ACCURACY AND/OR THE COMPLETENESS OF THE
                                        DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY
                                        DATA INCLUDED THEREIN AND DOW JONES
                                        SHALL HAVE NO LIABILITY FOR ANY ERRORS,
                                        OMISSIONS, OR INTERRUPTIONS THEREIN.
                                        DOW JONES MAKES NO WARRANTY, EXPRESS OR
                                        IMPLIED, AS TO RESULTS TO BE OBTAINED
                                        BY MORGAN STANLEY, OWNERS OF THE MPS,
                                        OR ANY OTHER PERSON OR ENTITY FROM THE
                                        USE OF THE DOW JONES INDUSTRIAL
                                        AVERAGE(SM) OR ANY DATA INCLUDED
                                        THEREIN. DOW JONES MAKES NO EXPRESS OR
                                        IMPLIED WARRANTIES, AND EXPRESSLY
                                        DISCLAIMS ALL WARRANTIES, OF
                                        MERCHANTABILITY OR FITNESS FOR A
                                        PARTICULAR PURPOSE OR USE WITH RESPECT
                                        TO THE DOW JONES INDUSTRIAL AVERAGE(SM)
                                        OR ANY DATA INCLUDED THEREIN. WITHOUT
                                        LIMITING ANY OF THE FOREGOING, IN NO
                                        EVENT SHALL DOW JONES

                                        HAVE ANY LIABILITY FOR ANY LOST PROFITS
                                        OR INDIRECT, PUNITIVE, SPECIAL OR
                                        CONSEQUENTIAL DAMAGES OR LOSSES, EVEN
                                        IF NOTIFIED OF THE POSSIBILITY THEREOF.
                                        THERE ARE NO THIRD PARTY BENEFICIARIES
                                        OF ANY AGREEMENTS OR ARRANGEMENTS
                                        BETWEEN DOW JONES AND MORGAN STANLEY.

                                        "Dow Jones(SM)," "Dow Jones Industrial
                                        Average(SM)" and "DJIA(SM)" are service
                                        marks of Dow Jones & Company, Inc. and
                                        have been licensed for use for certain
                                        purposes by Morgan Stanley. Morgan
                                        Stanley's MPS due December 30, 2009
                                        Linked to the Dow Jones Industrial
                                        Average(SM) are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the MPS.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the MPS.
                                        Accordingly, among other factors, the
                                        fiduciary should consider whether the
                                        investment would satisfy the prudence
                                        and diversification requirements of
                                        ERISA and would be consistent with the
                                        documents and instruments governing the
                                        Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Unless an exemption applies,
                                        prohibited transactions within the
                                        meaning of ERISA or the Code could
                                        arise, for example, if the MPS are
                                        acquired by or with the assets of a
                                        Plan with respect to which MS & Co.,
                                        MSDWI or any of their affiliates is a
                                        service provider.

                                        We have obtained from the Department of
                                        Labor an exemption from the prohibited
                                        transaction rules that will in most
                                        cases cover the purchase and holding of
                                        MPS by a Plan for whom we or one of our
                                        affiliates is a service provider. In
                                        order for this exemption to apply, the
                                        decision to invest in the MPS must be
                                        made by a Plan fiduciary, or a Plan
                                        participant (in the case of Plans that
                                        provide for participant-directed
                                        investments), who is independent from
                                        us and from our affiliates. At the time
                                        of a Plan's acquisition of any MPS, no
                                        more than 15% of the Plan's assets
                                        should be invested in MPS.

                                        The exemption described above was
                                        issued by the Department of Labor
                                        pursuant to its "Expedited Exemption
                                        Procedure" under Prohibited Transaction
                                        Class Exemption 96-62. Copies of both
                                        the proposed and final exemption are
                                        available from us upon request.

                                        Purchasers of the MPS have exclusive
                                        responsibility for ensuring that their
                                        purchase and holding of the MPS do not
                                        violate the prohibited transaction or
                                        other rules of ERISA or the Code.

United States Federal Income Taxation.  The MPS will be treated as "contingent payment debt instruments" for U.S.
                                        federal income tax purposes. Investors
                                        should refer to the discussion under
                                        "United States Federal
                                        Taxation--Notes--Notes Linked to
                                        Commodity Prices, Single Securities,
                                        Baskets of Securities or Indices" in
                                        the accompanying prospectus supplement
                                        for a full description of the U.S.
                                        federal income tax consequences of
                                        ownership and disposition of a
                                        contingent payment debt instrument.

                                        In summary, U.S. taxable investors
                                        will, regardless of their method of
                                        accounting for U.S. federal income tax
                                        purposes, be required to accrue
                                        original issue discount ("OID") as
                                        interest income on the MPS on a
                                        constant yield basis in each year that
                                        they hold the MPS, despite the fact
                                        that no stated interest will actually
                                        be paid on the MPS. As a result, U.S.
                                        taxable investors will be required to
                                        pay taxes annually on the amount of
                                        accrued OID, even though no cash is
                                        paid on the MPS from which to pay such
                                        taxes. In addition, any gain recognized
                                        by U.S. taxable investors on the sale
                                        or exchange, or at maturity, of the MPS
                                        will generally be treated as ordinary
                                        income.

                                        The rate of accrual of OID on the MPS
                                        is the yield at which we would issue a
                                        fixed rate debt instrument with terms
                                        similar to those of the MPS (our
                                        "comparable yield") and is determined
                                        at the time of the issuance of the MPS.
                                        We have determined that the "comparable
                                        yield" is an annual rate of 4.58%
                                        compounded annually. Based on our
                                        determination of the comparable yield,
                                        the "projected payment schedule" for a
                                        MPS (assuming an issue price of $10)
                                        consists of a projected amount equal to
                                        $13.6353 due at maturity.

                                        The following table states the amount
                                        of OID that will be deemed to have
                                        accrued with respect to a MPS during
                                        each accrual period, based upon our
                                        determination of the comparable yield
                                        and the projected payment schedule:

                                                                                               TOTAL OID
                                                                                OID            DEEMED TO
                                                                             DEEMED TO        HAVE ACCRUED
                                                                               ACCRUE        FROM ORIGINAL
                                                                               DURING       ISSUE DATE (PER
                                                                              ACCRUAL        MPS) AS OF END
                                                                            PERIOD (PER        OF ACCRUAL
                                                ACCRUAL PERIOD                  MPS)             PERIOD
                                                --------------              -----------     ---------------
                                        Original Issue Date through
                                          December 31, 2003                 $    0.4224      $     0.4224
                                        January 1, 2004 through
                                          December 31, 2004                 $    0.4774      $     0.8998
                                        January 1, 2005 through
                                          December 31, 2005                 $    0.4992      $     1.3990
                                        January 1, 2006 through
                                          December 31, 2006                 $    0.5221      $     1.9211
                                        January 1, 2007 through
                                          December 31, 2007                 $    0.5460      $     2.4671


                                     PS-25


                                                                                               TOTAL OID
                                                                                OID            DEEMED TO
                                                                             DEEMED TO        HAVE ACCRUED
                                                                               ACCRUE        FROM ORIGINAL
                                                                               DURING       ISSUE DATE (PER
                                                                              ACCRUAL        MPS) AS OF END
                                                                            PERIOD (PER        OF ACCRUAL
                                                ACCRUAL PERIOD                  MPS)             PERIOD
                                                --------------              -----------     ---------------
                                        January 1, 2008 through
                                          December 31, 2008                 $    0.5710      $     3.0381
                                        January 1, 2009 through
                                          December 30, 2009                 $    0.5972      $     3.6353

                                        The comparable yield and the projected
                                        payment schedule are not provided for
                                        any purpose other than the
                                        determination of U.S. taxable
                                        investors' OID accruals and adjustments
                                        in respect of the MPS, and we make no
                                        representation regarding the actual
                                        amounts of payments on a MPS.

Annex A
                     Historical DJIA Quarterly Performance
                        (January 1950 to December 2002)

The following table sets forth the index value for the DJIA at the end of each calendar quarter from March 1950 through December 2002 and the index percent change over each quarter. The DJIA value at the beginning of the quarter ending March 1950 was 200.10. You cannot predict the future performance of the DJIA based on its historical performance, and no assurance can be given as to the level of the DJIA on any period closing date or at the maturity of the MPS. The results produced by the DJIA for these periods are not necessarily indicative of the results for any other historical period. Quarters which resulted in an increase in the level of the DJIA of 10% or greater are indicated in bold typeface below.

    Quarter         DJIA      Percentage      Quarter          DJIA      Percentage
    Ending         Value        Change         Ending         Value        Change
-----------------------------------------------------------------------------------
March 1950         206.00        2.95%     September 1956     475.25       -3.56%
June 1950          209.10        1.50%     December 1956      499.46        5.09%
September 1950     226.30        8.23%     March 1957         474.80       -4.94%
December 1950      235.40        4.02%     June 1957          503.28        6.00%
March 1951         247.93        5.32%     September 1957     456.29       -9.34%
June 1951          242.63       -2.14%     December 1957      435.68       -4.52%
September 1951     271.15       11.75%     March 1958         446.75        2.54%
December 1951      269.22       -0.71%     June 1958          478.17        7.03%
March 1952         269.45        0.09%     September 1958     532.08       11.27%
June 1952          274.25        1.78%     December 1958      583.64        9.69%
September 1952     270.60       -1.33%     March 1959         601.70        3.09%
December 1952      291.89        7.87%     June 1959          643.59        6.96%
March 1953         279.86       -4.12%     September 1959     631.67       -1.85%
June 1953          268.25       -4.15%     December 1959      679.35        7.55%
September 1953     264.03       -1.57%     March 1960         616.58       -9.24%
December 1953      280.89        6.39%     June 1960          640.61        3.90%
March 1954         300.88        7.12%     September 1960     580.13       -9.44%
June 1954          336.89       11.97%     December 1960      615.88        6.16%
September 1954     361.72        7.37%     March 1961         676.62        9.86%
December 1954      404.38       11.79%     June 1961          683.95        1.08%
March 1955         409.69        1.31%     September 1961     701.20        2.52%
June 1955          451.37       10.17%     December 1961      731.13        4.27%
September 1955     466.61        3.38%     March 1962         706.95       -3.31%
December 1955      488.39        4.67%     June 1962          561.28      -20.61%
March 1956         511.78        4.79%     September 1962     578.98        3.15%
June 1956          492.77       -3.71%     December 1962      652.10       12.63%
-----------------------------------------------------------------------------------

   Quarter         DJIA      Percentage      Quarter         DJIA       Percentage
    Ending        Value        Change         Ending        Value         Change
----------------------------------------------------------------------------------
March 1963        682.51        4.66%     September 1969    813.08        -6.88%
June 1963         706.87        3.57%     December 1969     800.35        -1.57%
September 1963    732.78        3.67%     March 1970        785.56        -1.85%
December 1963     762.94        4.12%     June 1970         683.52       -12.99%
March 1964        813.28        6.60%     September 1970    760.67        11.29%
June 1964         831.50        2.24%     December 1970     838.91        10.29%
September 1964    875.36        5.27%     March 1971        904.36         7.80%
December 1964     874.12       -0.14%     June 1971         891.13        -1.46%
March 1965        889.04        1.71%     September 1971    887.18        -0.44%
June 1965         868.02       -2.36%     December 1971     890.19         0.34%
September 1965    930.57        7.21%     March 1972        940.69         5.67%
December 1965     969.25        4.16%     June 1972         929.02        -1.24%
March 1966        924.76       -4.59%     September 1972    953.26         2.61%
June 1966         870.09       -5.91%     December 1972   1,020.01         7.00%
September 1966    774.21      -11.02%     March 1973        951.00        -6.77%
December 1966     785.68        1.48%     June 1973         891.70        -6.24%
March 1967        865.97       10.22%     September 1973    947.09         6.21%
June 1967         860.25       -0.66%     December 1973     850.85       -10.16%
September 1967    926.65        7.72%     March 1974        846.68        -0.49%
December 1967     905.10       -2.33%     June 1974         802.41        -5.23%
March 1968        840.67       -7.12%     September 1974    607.87       -24.24%
June 1968         897.80        6.80%     December 1974     616.24         1.38%
September 1968    935.79        4.23%     March 1975        768.15        24.65%
December 1968     943.75        0.85%     June 1975         878.99        14.43%
March 1969        935.47       -0.88%     September 1975    793.88        -9.68%
June 1969         873.18       -6.66%     December 1975     858.71         8.17%
----------------------------------------------------------------------------------

    Quarter         DJIA      Percentage      Quarter         DJIA       Percentage
    Ending         Value        Change         Ending         Value        Change
-----------------------------------------------------------------------------------
March 1976         999.45       16.39%     December 1982    1,046.55       16.77%
June 1976        1,002.78        0.33%     March 1983       1,130.03        7.98%
September 1976     990.19       -1.26%     June 1983        1,221.95        8.13%
December 1976    1,004.65        1.46%     September 1983   1,233.12        0.91%
March 1977         919.13       -8.51%     December 1983    1,258.64        2.07%
June 1977          916.30       -0.31%     March 1984       1,164.89       -7.45%
September 1977     847.11       -7.55%     June 1984        1,132.41       -2.79%
December 1977      831.17       -1.88%     September 1984   1,206.70        6.56%
March 1978         757.36       -8.88%     December 1984    1,211.56        0.40%
June 1978          818.95        8.13%     March 1985       1,266.78        4.56%
September 1978     865.82        5.72%     June 1985        1,335.46        5.42%
December 1978      805.01       -7.02%     September 1985   1,328.63       -0.51%
March 1979         862.18        7.10%     December 1985    1,546.67       16.41%
June 1979          841.98       -2.34%     March 1986       1,818.61       17.58%
September 1979     878.58        4.35%     June 1986        1,892.72        4.08%
December 1979      838.74       -4.53%     September 1986   1,767.58       -6.61%
March 1980         787.75       -6.32%     December 1986    1,895.95        7.26%
June 1980          867.92       10.46%     March 1987       2,304.70       21.56%
September 1980     932.42        7.43%     June 1987        2,418.50        4.94%
December 1980      963.98        3.38%     September 1987   2,596.30        7.35%
March 1981       1,003.87        4.14%     December 1987    1,938.80      -25.32%
June 1981          976.87       -2.69%     March 1988       1,988.06        2.54%
September 1981     849.98      -12.99%     June 1988        2,141.71        7.73%
December 1981      875.00        2.94%     September 1988   2,112.70       -1.35%
March 1982         822.77       -5.97%     December 1988    2,168.60        2.65%
June 1982          811.94       -1.32%     March 1989       2,293.62        5.77%
September 1982     896.25       10.38%     June 1989        2,440.06        6.38%
-----------------------------------------------------------------------------------

   Quarter         DJIA      Percentage      Quarter         DJIA       Percentage
    Ending        Value        Change         Ending        Value         Change
----------------------------------------------------------------------------------
September 1989   2,692.82      10.36%     June 1996        5,654.63        1.21%
December 1989    2,753.20       2.24%     September 1996   5,882.17        4.02%
March 1990       2,707.21      -1.67%     December 1996    6,448.27        9.62%
June 1990        2,880.69       6.41%     March 1997       6,583.48        2.10%
September 1990   2,452.48     -14.86%     June 1997        7,672.79        16.55%
December 1990    2,633.66       7.39%     September 1997   7,945.26        3.55%
March 1991       2,913.86      10.64%     December 1997    7,908.25       -0.47%
June 1991        2,906.75      -0.24%     March 1998       8,799.81       11.27%
September 1991   3,016.77       3.78%     June 1998        8,952.02        1.73%
December 1991    3,168.83       5.04%     September 1998   7,842.62      -12.39%
March 1992       3,235.47       2.10%     December 1998    9,181.43       17.07%
June 1992        3,318.52       2.57%     March 1999       9,786.16        6.59%
September 1992   3,271.66      -1.41%     June 1999       10,970.80       12.11%
December 1992    3,301.11       0.90%     September 1999  10,336.95       -5.78%
March 1993       3,435.11       4.06%     December 1999   11,497.12       11.22%
June 1993        3,516.08       2.36%     March 2000      10,921.92       -5.00%
September 1993   3,555.12       1.11%     June 2000       10,447.89       -4.34%
December 1993    3,754.09       5.60%     September 2000  10,650.92        1.94%
March 1994       3,635.96      -3.15%     December 2000   10,786.85        1.28%
June 1994        3,624.96      -0.30%     March 2001       9,878.78       -8.42%
September 1994   3,843.19       6.02%     June 2001       10,502.40        6.31%
December 1994    3,834.44      -0.23%     September 2001   8,847.56      -15.76%
March 1995       4,157.69       8.43%     December 2001   10,021.50       13.27%
June 1995        4,556.10       9.58%     March 2002      10,403.94        3.82%
September 1995   4,789.08       5.11%     June 2002        9,243.26      -11.16%
December 1995    5,117.12       6.85%     September 2002   7,591.93      -17.87%
March 1996       5,587.14       9.19%     December 2002    8,341.63        9.87%
----------------------------------------------------------------------------------

                                          Total Periods                    212

                                          Total Periods with a quarterly
                                             increase greater than 10%      26

                                          ----------------------------------------


                                      A-2